ROYCE & ASSOCIATES, LP
745 FIFTH AVENUE
NEW YORK, NY 10151

February 1, 2018

The Royce Fund
745 Fifth Avenue
New York, NY 10151

Re:   Fee Waiver and Expense Reimbursement – Royce International Premier Fund
(Institutional Class)

Gentlemen:

Reference is made to the Amended and Restated Investment Advisory Agreement dated July 1, 2017 (the “Agreement”) by and between The Royce Fund (the “Fund”), on behalf of Royce International Premier Fund (the “Series”), and Royce & Associates, LP (the “Adviser”).

Notwithstanding the provisions of Section 4 (Compensation of the Adviser) of the Agreement, the Adviser hereby waives compensation for services provided by it under the Agreement for the period beginning as of the date hereof and ending April 30, 2019 (the “Period”), and/or agrees to reimburse expenses relating to the Period to the Series with respect to the Class in an amount, if any, necessary so that the Series’ “Annual Operating Expenses” for its Institutional Class of shares (the “Class”) are not more than 1.04% of the Class’ average net assets for the Period.

The Adviser’s obligations to reimburse the Series with respect to the Class hereunder will not apply for any period when the Adviser is not rendering services to such Series under the Agreement.

The Series’ “Annual Operating Expenses” for the Class means and will consist only of the following operating expenses of the Series for the Class that are, under generally accepted accounting principles, accruable and deductible from the Series’ assets with respect to the Class for the period involved: (i) investment advisory fees, if any; (ii) Rule 12b-1 distribution fees, if any; and (iii) custodian fees, shareholder servicing fees, administrative and office facilities expenses, professional fees, trustees’ fees and any other operating expenses of the Series with respect to the Class that are recorded or includable in the Series’ statement of operations in accordance with generally accepted accounting principles. Notwithstanding the provisions of the immediately preceding sentence, the Series’ “Annual Operating Expenses” for the Class do not include “acquired fund expenses”, interest and dividends on securities sold short, amortization of organization expenses, taxes, brokerage commissions, litigation and indemnification expenses or any costs or expenses of or for the Series with respect to the Class that are “extraordinary” as determined under generally accepted accounting principles (see Accounting Principles Board Opinion No. 30).

Very truly yours,

ROYCE & ASSOCIATES, LP

By: /s/ Peter K. Hoglund
Peter K. Hoglund
Chief Financial Officer

ACCEPTED:
THE ROYCE FUND

By:  /s/ Peter K. Hoglund
        Peter K. Hoglund
        Treasurer

ROYCE & ASSOCIATES, LP
745 FIFTH AVENUE
NEW YORK, NY 10151

February 1, 2018

The Royce Fund
745 Fifth Avenue
New York, NY 10151

Re:   Fee Waiver and Expense Reimbursement – Royce International Discovery Fund
(formerly Royce International Micro-Cap Fund) (Service Class)

Gentlemen:

Reference is made to the Amended and Restated Investment Advisory Agreement dated February 1, 2018 (the “Agreement”) by and between The Royce Fund (the “Fund”), on behalf of Royce International Discovery Fund (formerly Royce International Micro-Cap Fund) (the “Series”), and Royce & Associates, LP (the “Adviser”).

Notwithstanding the provisions of Section 4 (Compensation of the Adviser) of the Agreement, the Adviser hereby waives compensation for services provided by it under the Agreement for the period beginning as of the date hereof and ending April 30, 2019 (the “Period”), and/or agrees to reimburse expenses relating to the Period to the Series with respect to the Class in an amount, if any, necessary so that the Series’ “Annual Operating Expenses” for its Service Class of shares (the “Class”) are not more than 1.44% of the Class’ average net assets for the Period.

The Adviser hereby also waives compensation for services provided by it under the Agreement to the Series with respect to the Class, and/or agrees to reimburse expenses to the Series with respect to the Class for each subsequent annual period through the annual period ending April 30, 2028 (but not for any annual period thereafter) in an amount, if any, necessary so that the Series’ Annual Operating Expenses for the Class are not more than 1.99% of the Class’ average net assets for such annual period.

The Adviser’s obligations to reimburse the Series with respect to the Class hereunder will not apply for any period when the Adviser is not rendering services to such Series under the Agreement.

The Series’ “Annual Operating Expenses” for the Class means and will consist only of the following operating expenses of the Series for the Class that are, under generally accepted accounting principles, accruable and deductible from the Series’ assets with respect to the Class for the period involved: (i) investment advisory fees, if any; (ii) Rule 12b-1 distribution fees, if any; and (iii) custodian fees, shareholder servicing fees, administrative and office facilities expenses, professional fees, trustees’ fees and any other operating expenses of the Series with respect to the Class that are recorded or includable in the Series’ statement of operations in accordance with generally accepted accounting principles. Notwithstanding the provisions of the immediately preceding sentence, the Series’ “Annual Operating Expenses” for the Class do not include “acquired fund expenses”, interest and dividends on securities sold short, amortization of organization expenses, taxes, brokerage commissions, litigation and indemnification expenses or any costs or expenses of or for the Series with respect to the Class that are “extraordinary” as determined under generally accepted accounting principles (see Accounting Principles Board Opinion No. 30).

Very truly yours,

ROYCE & ASSOCIATES, LP

By: /s/ Peter K. Hoglund
Peter K. Hoglund
Chief Financial Officer

ACCEPTED:
THE ROYCE FUND

By:  /s/ Peter K. Hoglund
       Peter K. Hoglund
       Treasurer